UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2005

MAIN STREET BANKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	000-25128	58-2104977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 Lenox Road
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-3441

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 14, 2005, Main Street Banks, Inc., a Georgia corporation (the “Company”), and BB&T Corporation, a North Carolina corporation (“BB&T”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will merge with and into BB&T, with BB&T surviving the merger, and, subsequently, Main Street Bank, the Company’s wholly-owned banking subsidiary, will merge with and into Branch Banking & Trust Company, a wholly-owned banking subsidiary of BB&T (both mergers are collectively referred to as the “Merger”).

At the effective time and as a result of the Merger, each issued and outstanding share of the Company’s common stock will convert into the right to receive 0.6602 shares of BB&T common stock (the “Exchange Ratio”) and all outstanding options to purchase shares of the Company’s common stock will be replaced with options to purchase shares of BB&T common stock on substantially the same terms and conditions as the Company options, with the number of shares of Company common stock subject to each option and such option’s exercise price being adjusted based on the Exchange Ratio.

Consummation of the Merger is subject to customary conditions, including (i) approval of the holders of the Company’s common stock; (ii) receipt of all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement; (iii) absence of any law or order prohibiting the Merger and the other transactions contemplated by the Merger Agreement; (iv) the effectiveness of a registration statement on Form S-4 filed by BB&T to register the shares of BB&T common stock to be issued to the Company’s shareholders pursuant to the Merger; (v) the approval of such shares for listing on the New York Stock Exchange; and (vi) subject to certain exceptions, the accuracy of the other party’s representations and warranties. BB&T is not required to obtain shareholder approval of the Merger.

The Merger Agreement contains certain termination rights for both the Company and BB&T and provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay BB&T a termination fee of $20.0 million.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.

SHAREHOLDERS ARE URGED TO READ OUR PROXY STATEMENT AND BB&T’S REGISTRATION STATEMENT REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain free copies of our proxy statement and BB&T’s registration statement, as well as other filings containing information about the Company and BB&T, without charge, at the website of the Securities and Exchange Commission (the “Commission”) (http://www.sec.gov). Our proxy statement may also be obtained for free from the Company by writing or telephoning Investor Relations, 676 Chastain Road, Kennesaw, Georgia 30144, (770) 422-2888.

The respective directors and executive officers of BB&T and the Company and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding BB&T’s directors and executive officers is available in its proxy statement filed with the Commission by BB&T on March 25, 2005, and information regarding the Company’s directors and executive officers is available in its proxy statement filed with the Commission by the Company on April 22, 2005. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Item 8.01. Other Events.

On December 15, 2005, the Company and BB&T issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 2.1 – Agreement and Plan of Merger, dated as of December 14, 2005, by and between BB&T Corporation and Main Street Banks, Inc.

Exhibit 99.1 – Press Release of Main Street Banks, Inc. and BB&T Corporation, dated December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Banks, Inc.

December 15, 2005
By: /s/ Samuel B. Hay III
Samuel B. Hay III
President and Chief Executive Officer